                                                                   EXHIBIT 10.13

                 LETTER AGREEMENT DATED FEBRUARY 28, 2000 BY AND
                      BETWEEN REGISTRANT AND LARRY SANDERS



                                February 28, 2000




Larry D. Sanders,
115 Longmeadow Drive
Los Gatos, CA 95032

         Re:      Offer of Employment

Dear Larry:

         We are pleased to offer you the position of President and Chief Operating Officer (jointly "COO") of Crossroads Systems, Inc. (the "Company"). Your start date will be February 29, 2000. As COO, you will receive a base salary in the amount of Twenty Five Thousand dollars per month ($300,000.00 annualized), payable in accordance with the Company's regular payroll practices. You will also be guaranteed a bonus of One Hundred and Fifty Thousand Dollars ($150,000.00), to be awarded in December, 2000, upon the completion of the Company's fiscal year 2000. Thereafter, your annual bonus compensation shall be fifty percent (50%) of your then current base at 100% of target (or greater percentage above such target), to be awarded based on milestones to be agreed to by you and the Company by December 15th each year. Your base salary and bonus compensation will be subject to statutory deductions and withholding. You will also be eligible for standard Company benefits and the Company's Executive vacation plan.

         In addition, the Company will reimburse you for reasonable relocation expenses not to exceed Two Hundred Thousand Dollars ($200,000.00) with a tax gross-up for taxable expenses. In consideration for relocation expenses which may exceed $200,000.00, the Company agrees to pay you a signing bonus of Fifty Thousand Dollars ($50,000.00). The Company also agrees to pay all attorney and consultant fees incurred in connection with this agreement.

         Subject to the approval of the Company's Board of Directors, you will receive two stock option grants in connection with the start of your employment. One option will be for 250,000 shares at an exercise price of $90.25, and the second option will also be for 250,000 shares but will have an exercise price equal to the fair market value of our common stock on the date of grant. The fair market value is based upon the closing price as of the last day of the month in which you commence employment. Each option will become exercisable as follows: with respect to twenty-five percent (25%) of the shares upon completion of one (1) year of service measured from your start date and the balance in twelve (12) equal quarterly installments upon each three (3) months of service over the thirty-six (36)-month period measured from the first anniversary of your start date. Your employment will be publicly announced after the close of trading on February 29, 2000.

         In the event the Company undergoes a change of control, all of your then outstanding options (to the extent unvested) will automatically accelerate and become fully vested and exercisable immediately prior to the effective date of the Change of Control. You shall have one (1) year from the date of your termination with the Company to exercise such options. Change of control shall mean the occurrence of any of the following events:

         (i) If any "Person" (as such term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "Beneficial Owner" (as defined by Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 40% or more of the total voting power represented by the Company's then outstanding voting securities pursuant to a tender offer or exchange offer made directly to the Company's shareholders; or

         (ii) A shareholder approved merger or consolidation of the Company, , other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or

         (iii) The approval of the stockholders of the company of a plan of complete liquidation of the Company or an agreement for the sale or distribution by the Company of all or substantially all of the Company's assets.

         Prior to of a Change of Control, and for a period of eighteen (18) months after such Change of Control if, without your express written consent:
(i) you are terminated (other than for "cause")(ii) there is a material change of your duties, title, authority or responsibility prior to the Change of Control, (iii) there is a reduction by the Company in your base salary in effect prior to the Change of Control (iv) your place of employment is relocated more than fifty (50) miles; or (v) the Company fails to have this offer of employment assumed by the surviving entity in a Change of Control, you will receive (in addition to the accelerated vesting of your options provided above), your base salary and a pro-rated bonus to the date of termination and a lump sum payment equal to one (1) times your annual base salary and bonus calculates at one hundred percent (100%) of target plus continuation of your employment benefits and entitlements, such as medical, dental, etc., for one (1) year.

         Your employment with the Company will be at-will, which means that either you or the Company may terminate the employment relationship at any time, with or without prior notice, and with or without cause. The at-will nature of the employment relationship may only be modified by a written agreement approved by the Company's Board of Directors which identifies a fixed period of employment or which provides that the employment relationship may only be terminated for cause.

         If the Company terminates your employment for any reason other than for Cause (as defined below), you will receive a lump sum payment equal to one (1) times your annual salary and cash bonus (hereinafter the "Severance Payment") plus continuation of your employee benefits for one year (such as medical, dental, etc. but excluding vesting of your outstanding stock options). The Severance Payment will be subject to statutory deductions and withholding and will be paid upon the close of the pay period following termination, in accordance with the Company's normal payroll practices. In addition, upon such termination, your outstanding options (to the extent not exercisable) will become immediately exercisable for forty percent (40%) of the option shares and may be exercised for any or all of those shares as fully vested shares. Following such termination, you will have until the earlier of (i) the expiration date or (ii) the expiration of the ninety (90) day period measured from your termination date in which to exercise your outstanding stock options. You will not receive any other compensation if your employment is terminated without Cause.


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


         You shall receive the Severance Payment and such accelerated vesting of forty percent (40%) of your outstanding options if you are Constructively Terminated by the Company. Constructive termination shall mean without your express written consent: (i) a material change of your duties, title, authority or responsibility relative to your duties, title, authority or responsibility granted by this offer of employment; (ii) a reduction by the Company of your base salary unless the salary of all executive officers is equally reduced; or
(iii) any act by the Company which constitutes a Constructive Termination under the laws of Texas.

         Should you resign from your employment with the Company, or in the event that your employment with the Company is terminated for Cause (as defined below), you will not be eligible for the Severance Payment, or any other compensation.

         As used herein, "Cause" means termination based on your conviction or plea of "guilty" or "no contest" to any crime constituting a felony in the jurisdiction in which committed, any crime involving moral turpitude (whether or not a felony involving the business of the Company), or any other violation of criminal law involving dishonesty or willful misconduct that materially interferes with the performance of your duties as COO, your failure or refusal to perform your duties or to follow the lawful and proper directives of the Board of Directors that are within the scope of your duties, misconduct by you that discredits or damages the Company, your indictment for a felony violation of the federal securities laws, or your chronic absence from work for reasons other than illness.

         Your employment pursuant to this offer is contingent on your execution of the enclosed Confidentiality, Proprietary Information and Invention Agreement. You will also be required to provide the Company with legally required proof of your identity and authorization to work in the United States within three (3) days of your start date, and your failure to do so will render this offer of employment null and void.

         This letter sets forth the terms of your employment with Crossroads and supersedes any prior representations or agreements, whether written or oral. A duplicate original of this offer is enclosed for your records. To accept this offer, please sign and return this letter and the executed Confidentiality, Proprietary Information and Invention Agreement to me.

         We look forward to having you join us at Crossroads.

                                       Sincerely,
                                       Crossroads Systems, Inc.



                                       By:
                                          -------------------------------------
                                             Allen Sockwell
                                             Vice President of Human Resources


I have read and accept this employment offer.



-------------------------------
Larry Sanders


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



        CONFIDENTIALITY, PROPRIETARY INFORMATION AND INVENTION AGREEMENT

                  In consideration of my employment by Crossroads Systems, Inc. (the "Company"), the Company's disclosure to me of its confidential and proprietary information (as defined below), the compensation now and hereafter paid to me, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees with the Company as follows:

                  1. RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during the term of my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon, or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use, or publication may be required in connection with my work for the Company, or unless the President or the Board of Directors of the Company expressly authorizes such in writing. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns and that the Company and its assigns shall be the sole owner of all patent rights, copyrights, trade secret rights, and all other rights throughout the world (collectively, "Proprietary Rights") in connection therewith.

                  The term "Proprietary Information" shall mean trade secrets, confidential knowledge, data, or any other proprietary information of the Company and each of its subsidiaries or affiliated companies. By way of illustration but not limitation, "Proprietary Information" includes (a) inventions, trade secrets, ideas, processes, formulas, data, lists, programs, other works of authorship, know-how, improvements, discoveries, developments, designs, and techniques relating to the business or proposed business of the Company and that were learned or discovered by me during the term of my employment with the Company, except as expressly permitted by the Board of Directors of the Company during the term of my employment, at the time of my termination, or subsequent to my termination (hereinafter, included Proprietary Information is collectively referred to as "Inventions"); (b) information regarding plans for research, development, new products and services, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers, customer lists and customers that were learned or discovered by me during the term of my employment with the Company, except as expressly permitted by the Board of Directors of the Company during the term of my employment, at the time of my termination, or subsequent to my termination; and (c) information regarding the skills and compensation of other employees of the Company.

         2. THIRD PARTY INFORMATION. I understand, in addition, that the Company may from time to time receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an executive officer of the Company in writing.

         3. ASSIGNMENT OF INVENTIONS.

         3.1 I hereby assign to the Company all my right, title, and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto), whether or not patentable or registrable under copyright or similar statutes, that were made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company.

         3.2 I acknowledge that all original works of authorship that are made by me (solely or jointly with others) during the term of my employment with the Company and that are within the scope of my employment and protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C. Section 101). Inventions assigned to the Company by this paragraph 3 are hereinafter referred to as "Company Inventions."

         4. ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify, and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining, and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify, and deliver assignments of such Proprietary rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

                  In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf to execute, verify, and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph thereon with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, that I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

         5. OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment, I will promptly disclose to the Company fully and in writing and will hold in trust for the sole right and benefit of the Company any and all Inventions. In addition, I will disclose all patent applications filed by me during the three (3) years after termination of my employment with the Company.

         6. PRIOR INVENTIONS. Inventions, if any, patented or unpatented, that I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed, or reduced to practice or caused to be conceived, developed, or reduced to practice prior to commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement. If disclosure of any such Invention on Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Inventions in Exhibit A but am to inform the Company that all Inventions have not been listed for that reason.

         7. OTHER ACTIVITIES; NON-COMPETITION; NON-SOLICITATION.

                  (a) During the term of my employment with the Company, I will not, directly or indirectly, participate in the ownership, management, operation, financing or control of, or be employed by or consult for or otherwise render services to, any person, corporation, firm, or other entity that competes in the State of Texas, or in any other state in the United States, or in any country in the world with the Company in the conduct of the business of the Company as conducted or as proposed to be conducted, nor shall I engage in any other activities that conflict with my obligations to the Company.

                  (b) In consideration of the premises hereof and in further consideration of the Company's promise to disclose to me confidential and proprietary information and trade secrets of the Company and the Company's promise to provide me with immediate specialized training, and the experience I will gain throughout my employment with the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I hereby agree that for a period of two (2) years after the date that my employment with the Company is terminated, for any reason, I will not, directly or indirectly, (i) compete in the state of Texas, or in any other State of the United States, or in any country in the world where the Company engages in business, or proposes to engage in business, on the date of the termination of my employment with the Company, or (ii) participate in the ownership, management, operation, financing, or control of, or be employed by or consult for or otherwise render services to, any person, corporation, firm, or other entity that competes in the state of Texas, or in any other State of the United States, or in any country in the world with the Company in the conduct of the business of the Company as conducted and as proposed to be conducted on the date of termination of my employment. Notwithstanding the foregoing, I am permitted to own up to 5% of any class of securities of any corporation that is traded on a national securities exchange or through Nasdaq.

                  (c) During the term of my employment and for a period of two
         (2) years after my employment with the Company is terminated for any reason, I will not, directly or indirectly, individually or on behalf of any other person, firm, partnership, corporation, or business entity of any type, hire, solicit, assist or in any way encourage any current employee or consultant of the Company or any subsidiary of the Company to terminate his or her employment relationship or consulting relationship with the Company or subsidiary nor will I hire or solicit the employment services of any former employee of the Company or any subsidiary of the Company whose employment has been terminated for less than six (6) months.

                  (d) For a period of two (2) years after my employment with the Company is terminated for any reason, I will not, directly or indirectly, individually or on behalf of any other person, firm, partnership, corporation, or business entity of any type, solicit, contact, call upon, communicate with, or attempt to communicate with, any Customer of the Company. For purposes of this section, "Customer" shall mean any company or business entity that the Company sells goods or services to or that I had contact with or performed services for during my employment with the Company.

         8. NO IMPROPER USE OF MATERIALS. I understand that I shall not use the proprietary or confidential information or trade secrets of any former employer or any other person or entity in connection with my employment with the Company. During my employment by the Company I will not improperly use or disclose any proprietary or confidential information or trade secrets, if any, of any former employer or any other person or entity to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person or entity to whom I have an obligation of confidentiality unless consented to in writing by that former employer, person, or entity.

         9. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement between me and any other employer, person or entity. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.


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


         10. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information, or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

         11. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance, or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

         12. AUTHORIZATION TO NOTIFY NEW EMPLOYER. I hereby authorize the Company to notify my new employer about my rights and obligations under this Agreement following the termination of my employment with the Company.

         13. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified in the Employment Agreement between me and the Company. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.

         14. GENERAL PROVISIONS.

                           14.1 Governing Law. This Agreement will be governed
by and construed according to the laws of the State of Texas without regard to conflicts of law principles.

                           14.2 Exclusive Forum. I hereby irrevocably agree that
the exclusive forum for any suit, action, or other proceeding arising out of or in any way related to this Agreement shall be in the state or federal courts in Texas, and I agree to the exclusive personal jurisdiction and venue of any court in Travis County, Texas.

                           14.3 Entire Agreement. This Agreement sets forth the
entire agreement and understanding between the Company and myself relating to the subject matter hereof and supercedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary, or compensation will not affect the validity or scope of this Agreement. As used in this Agreement, the period of my employment includes any time during which I may be retained by the Company as a consultant.

                           14.4 Severability.

                           (a) I acknowledge and agree that each agreement and
covenant set forth herein constitutes a separate agreement independently supported by good and adequate consideration and that each such agreement shall be severable from the other provisions of this Agreement and shall survive this Agreement.

                           (b) I understand and agree that Section 7 of this
Agreement is to be enforced to the fullest extent permitted by law. Accordingly, if a court of competent jurisdiction determines that the scope and/or operation of Section 7 is too broad to be enforced as written, the Company and I intend that

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


the court should reform such provision to such narrower scope and/or operation as it determines to be enforceable, provided, however, that such reformation applies only with respect to the operation of such provision in the particular jurisdiction with respect to which such determination was made. If, however,
Section 7 is held to be illegal, invalid, or unenforceable under present or future law, and not subject to reformation, then (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such provision was never a part of this Agreement, and (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

                            14.5 Successors and Assigns.

                  This Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors and assigns.

                           14.6 Survival. The provisions of this Agreement shall
survive the termination of my employment for any reason and the assignment of this Agreement by the Company to any successor in interest or other assignee.

                           14.7 Employment. I agree and understand that my
employment with the Company is at will, which means that either I or the Company may terminate the employment relationship at any time, with or without prior notice and with or without cause. I further agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

                           14.8 Waiver. No waiver by the Company of any breach
of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

                           14.9 Headings. The headings to each section or
paragraph of this Agreement are provided for convenience of reference only and shall have no legal effect in the interpretation of the terms hereof.

                  This Agreement shall be effective as of the first day of my employment with the Company, namely: ____________________________________, 19
_____.

                  I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT, RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY'S CONFIDENTIAL AND PROPRIETARY INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT, AND PROHIBITS ME FROM COMPETING WITH THE COMPANY AND/OR FROM SOLICITING EMPLOYEES AND CUSTOMERS OF THE COMPANY FOR TWO (2) YEARS AFTER MY EMPLOYMENT WITH THE COMPANY IS TERMINATED FOR ANY REASON.

                 [Signature Page to Confidentiality, Proprietary
                  Information and Inventions Agreement Follows]


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



                  I HAVE READ THIS CONFIDENTIALITY, PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

Dated:                     19   .
       -------------------   ---      ------------------------------------------
                                      Signature

                                      ------------------------------------------
                                      Name of Employee

                                      ------------------------------------------
                                      Address

ACCEPTED AND AGREED TO:

By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------

                                    EXHIBIT A

--------------------------------
--------------------------------

Ladies and/or Gentlemen:

         1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by ___________________ (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company that I desire to remove from the operation of the Company's Confidentiality, Proprietary Information and Invention Agreement.

         No inventions or improvements.
------
         See below:
------




         Additional sheets attached.
------

         2. I propose to bring to my employment the following materials and documents of a former employer:

         No materials or documents.
------
         See below:
------



                                      ------------------------------------------
                                      Signature

                                      ------------------------------------------
                                      Date

                              INVENTION DISCLOSURE



Invention Disclosure #
                      ----------


Inventors:        1.
                    -----------------

                  2.
                    -----------------

                  3.
                    -----------------


Title of Invention:
                   --------------------------------------------------------


Problem solved by invention:
                            -----------------------------------------------


Invention Description:
                      -----------------------------------------------------


Add additional signed, witnessed, and dated sheets and drawings if necessary.



Has this invention been disclosed outside of the Company? Yes      No
                                                             ----    ----




Inventor Signature:                                  Date:
                   -----------------------------          -----------------


Witness Signature:                                   Date:
                  ------------------------------          -----------------